EXECUTION COPY
EXHIBIT 10.23
                                  EXHIBIT 10.23


                                 THIRD AMENDMENT


                  THIRD AMENDMENT dated as of June 1, 1996, between Providian Corporation, a Delaware corporation (the "Company"), and Irving W. Bailey, II (the "Executive").


                              W I T N E S S E T H:


                  WHEREAS, the Company and the Executive are parties to an employment agreement dated as of February 17, 1988, as amended August 9, 1989 and February 21, 1996 (as so amended, the "Employment Agreement"); and

                  WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

                  NOW, THEREFORE, it is agreed as follows:

     1. Section 1(k)(ii) of the Employment Agreement is amended to read in its entirety as follows:

                  (ii)  a breach of Section 2(c) below;

     2. Section 1(q) of the Employment Agreement is amended by adding to the end of clause (ii) thereof the following:

         ; or
                  (iii) to the extent set forth in Section 10(d), by virtue of the Company providing a notice pursuant to Section 2(b) that causes the initial Term of Employment not to be extended for at least two one-year periods (i.e., until at least June 30, 2001).

     3. Section 1(r) of the Employment Agreement is amended to read in its entirety as follows:

                           (r) "Total Cash Compensation" shall mean the Executive's Base Salary and any bonuses earned by the Executive under Sections 4 and 5 below for any year whether or not such Base Salary or bonus is paid in a subsequent year; provided that said amount shall be increased for each year beginning January 1, 1997 by a replacement amount equal to the Executive's Base Salary for such year multiplied by the Replacement Percentage. For purposes of the foregoing sentence, the Replacement Percentage shall equal 0.4 times the portion of the Executive's Award Percentage, as defined in Company's Management Incentive Plan, actually earned by the Executive for the applicable year.

     4. Section 2 of the Employment Agreement is amended to read in its entirety as follows:

                  2.  Term of Employment, Positions and Duties.
                           (a) The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for the Term of Employment, in the positions and with the duties and responsibilities set forth below, and upon such other terms and conditions as are hereinafter stated.

                           (b) The initial Term of Employment shall commence on the date hereof and shall terminate upon the close of business on June 30, 1999. The Term of Employment shall automatically be extended for successive one-year periods unless either Party gives written notice to the other, not less than one year prior to the otherwise scheduled expiration of the Term of Employment, that it or he does not want the term to so extend. Unless the Term of Employment shall have previously expired, upon the occurrence of a Change in Control, the Term of Employment shall automatically be extended until the third anniversary of the date on which a Change in Control occurs, notwithstanding any prior notice of non-extension given pursuant to the immediately preceding sentence; provided, that any extension pursuant to this sentence shall not extend the Term of Employment beyond the Executive's 65th birthday.

                           (c) At all times during the Term of Employment, the Executive shall be employed as the Chairman of the Board or the Chief Executive Officer, or both, of the Company. It is also the intention of the Parties that at all times during the Term of Employment the Executive shall serve as a member of the Board.

                           (d) During the Term of Employment, the Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from serving on the board of directors of other corporations, engaging in charitable and community affairs or managing his personal investments.

     5. Section 10(d) of the Employment Agreement is amended to read in its entirety as follows:

     (d) Termination Without Cause. In the event there is a Termination Without Cause of the Executive's employment, he shall be entitled to:

     (i) his Base Salary through the date of termination of his employment;

                          (ii) a bonus equal to the product of (A) his Base Salary in effect on the date of termination of his employment prorated to the date of such termination, and (B) the Bonus Percentage;

                         (iii) his Base Salary, at the rate in effect at termination of his employment, until the second anniversary of the end of the initial Term of Employment under Section 2(b) or, if later, until the earlier of (A) 24 months following his termination of employment and (B) the Executive's 65th birthday;

                          (iv) annual bonuses equal to his Base Salary in effect at termination of his employment multiplied by the Bonus Percentage, until the second anniversary of the end of the initial Term of Employment under Section 2(b) or, if later, until the earlier of (A) 24 months following his termination of employment and (B) the Executive's 65th birthday, such bonuses to be paid at the same time annual bonuses are regularly paid by the Company to its senior management and prorated for any portion of the period which is less than a full calendar year;

     (v) any bonus earned or accrued but not yet paid under Section 4 or 5 above;

(vi) any bonus or other compensation deferred under any plans and programs of the Company in accordance with such plans and programs;

     (vii) the pension, if any, provided in Section 7 above;

     (viii) continued vesting following termination of his employment in any awards of restricted stock made to the Executive, until the second anniversary of the end of the initial Term of Employment under Section 2(b) or, if later, until the earlier of (A) 24 months following his termination of employment and
(B) the Executive's 65th birthday;

                          (ix) continuation in all employee benefit plans or programs in which he was participating at the termination of his employment, including, without limitation, continued accrual of benefits under the Plan and Excess Benefit Plan, until the second anniversary of the end of the initial Term of Employment under Section 2(b) or, if later, 24 months following his termination of employment, but in no event beyond the earlier of (A) the Executive's 65th birthday and (B) the date, if any, the Executive receives equivalent coverage and benefits under the plans and programs of a subsequent employer; and

     (x) other benefits in accordance with the plans and programs of the Company.

                           In the event that the Executive may not be continued in any employee benefit plan or program, as provided in (ix) above, he shall be provided with the after-tax economic equivalent thereof. Without limiting the foregoing, if the Executive may not be continued as a participant in the Plan, the Company shall have the option to make equivalent contributions to the Excess Benefit Plan.

                           In the event there is a Termination Without Cause of the Executive's employment, the Company shall, upon the Executive's written request furnished to the Company within 20 days following such Termination Without Cause, make a lump sum payment to the Executive in amount equal to the Spread on the Payment Date with respect to the relevant options in each option grant, multiplied in each case by the number of relevant options in each option grant. For the purpose of the immediately preceding sentence, "relevant options" means any options granted by the Company to the Executive to purchase its common stock that (i) are outstanding on the date of termination of his employment and remain unexercised on the Payment Date (whether or not such options expire by their terms prior to the Payment Date) and (ii) by their terms, were exercisable on the date of termination of his employment or which would have become exercisable if his employment had continued until the second anniversary of the end of the initial Term of Employment under Section 2(b) or, if later, until the earlier of (X) 24 months following his termination of employment or (Y) the Executive's 65th birthday. The Company shall make such payment on the Payment Date (or, if later, promptly following the Executive's request) and, as a condition to making such payment, the Executive agrees that all outstanding options granted to him with respect to which such payment is made shall thereupon be cancelled. In the event that the Executive does not request such payment, each option grant shall become fully exercisable as of the date of termination of employment and shall remain outstanding for the remainder of the originally scheduled term.

                           For purposes of this Section 10(d), a Termination Without Cause of the Executive's employment shall be deemed to have occurred in the event the Company provides a notice pursuant to Section 2(b) that causes the initial Term of Employment not to be extended for at least two one-year periods (i.e., until at least June 30, 2001). In the event such a notice is given, the Executive will be entitled to the benefits set forth above as if the Termination Without Cause (and thus the termination of the Executive's employment) had occurred on the last day of the Term of Employment (i.e., on June 30, 1999 or 2000, as the case may be); provided, however, that if the initial Term of Employment is extended for one one-year period (so that the Term of Employment ends on June 30, 2000), the references to "24 months" in clauses
         (iii)(A), (iv)(A), (viii)(A) and (ix)(A) of this Section 10(d), and in clause (ii)(X) of the immediately preceding paragraph, shall be deemed to be "12 months" rather than "24 months."

     6. General. Except for the amendments specified in Sections 1 through 3 above, the Employment Agreement shall continue in effect without any change.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Amendment as of the date first written above.


                              Providian Corporation



                                       By





                              Irving W. Bailey, II